Exhibit 99.1

COMMUNITY
CAPITAL                                            NEWS
CORPORATION                                        RELEASE

For Further Information:
R. Wesley Brewer, EVP/CFO
864/941-8290 or email: wbrewer@capitalbanksc.com
Lee Lee M. Lee, Vice President/ Investor Relations
864/941-8242 or email: llee@capitalbanksc.com
www.comcapcorp.com

November 9, 2005

FOR IMMEDIATE RELEASE

COMMUNITY CAPITAL CORPORATION ANNOUNCES SPECIAL DIVIDEND

Greenwood, SC - Community Capital Corporation (AMEX: CYL) reports that the board of directors has declared a special one-time dividend in the amount of $0.15 per share to be paid on December 7, 2005 to holders of record as of November 23, 2005.

The company will use the after tax proceeds from the recent liquidation of its minority interest in an unrelated financial services company to provide for the dividend. The liquidation resulted in a pre-tax gain of approximately $1,090,000 which will be reflected in the fourth quarter 2005 financials.

Community Capital Corporation (AMEX: CYL) is the corporate parent of CapitalBank, which operates 16 community oriented branches throughout upstate South Carolina that offer a full array of banking services, including a diverse wealth management group.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company’s actual results, see the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.